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                                                                    EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:  Brian Carney                            Investor Relations:
          Executive Vice President, CFO           Don Tomoff
          Jo-Ann Stores, Inc                      Vice President, Finance
          330-656-2600                            Jo-Ann Stores, Inc.
          http://www.joann.com                    330-463-6815


                 JO-ANN STORES ANNOUNCES A 2.5% DECREASE IN JUNE

                                SAME-STORE SALES


HUDSON, OH--July 10, 2003 - Jo-Ann Stores, Inc. (NYSE: JAS.A and JAS.B), the leading national fabric and craft retailer, reported today that June same-store sales decreased 2.5% versus a 10.2% same-store sales increase last year. June net sales decreased 3.3% to $136.4 million from $141.1 million for the same period last year.

Sales for the twenty-two weeks year-to-date were $619.7 million versus $620.9 million in the prior year. Year-to-date same-store sales increased 1.4% versus an 11.3% same-store sales increase for the same period last year.

The Company noted that it achieved an improved gross margin rate during the month of June versus the prior year due to a less aggressive stance on two key promotional events held during June.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 48 states, operates 833 Jo-Ann Fabrics and Crafts traditional stores and 81 Jo-Ann superstores.

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